UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities exchange act of 1934

Date of report (Date of earliest event reported): February 8, 2006

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification Number)

14313 North May Avenue Suite 100 Oklahoma City, Oklahoma		73134
(Address of principal executive offices)		(Zip code)

(405) 848-8807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The common stock of Gulfport Energy Corporation (the “Company”) is quoted on the NASD OTC Bulletin Board under the symbol “GPOR.OB.” The Company has applied to have its common stock quoted on The Nasdaq National Market under the symbol “GPOR.” In connection with this application, on February 8, 2006, the board of directors (the “Board”) of the Company made certain changes to its Board and audit committee. Pursuant to Sections 3.1 and 3.5 of the Company’s By-laws and the Company’s Audit Committee Charter, the Board acted by unanimous written consent to (i) increase the authorized number of directors comprising the Board from five to seven, (ii) appoint Mr. James D. Palm as a director of the Company, (iii) appoint Mr. Phillip Lancaster as a director of the Company, (iv) appoint Mr. Lancaster to serve on the Audit Committee of the Board and (v) accept the resignation of Mr. Dan Noles and Mr. Mickey Liddell from their positions as Audit Committee members. The Company’s Audit Committee now consists of Mr. David Houston (Chairman), Mr. Robert Brooks and Mr. Lancaster.

There are no agreements or understandings pursuant to which Mr. Palm or Mr. Lancaster were appointed as a director of the Company.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(a)    In connection with the Company’s application to have its common stock quoted on The Nasdaq National Market, on February 8, 2006, the Board acted by unanimous written consent to amend and restate the Company’s Code of Business Conduct and Ethics in its entirety (as amended and restated, the “Code”). The Code applies to all employees, executive officers and directors of the Company, as well as any consultants the Company may retain, and constitutes a “code of ethics” as such term is defined in Item 406(b) of Regulation S-K.

The Code emphasizes, among other things: (i) prompt internal reporting of existing or potential violations of the Code to the Company’s General Counsel or such other compliance officer as may be designated, (ii) full, fair, accurate, timely and understandable disclosure in all public communications made by the Company, including all filings with the Securities and Exchange Commission, (iii) strict compliance with all applicable laws, rules and regulations, (iv) ethical handling of any actual or apparent conflicts of interest between personnel interests and the best interests of the Company, (v) maintaining confidential or proprietary information about the Company, its clients or other third parties, and (vi) fair, honest and ethical business practices. The code also provides that all waivers of the Code applicable to executive officers or directors of the Company must be approved by the Board.

The foregoing summary of the terms of the Code is not intended to be exhaustive and is qualified in its entirety by reference to the Code, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and which is hereby incorporated by reference into this Item 5.05. The Company intends to post a copy of the Code on the Company’s website, www.gulfportenergy.com.

(b) Not applicable.

(c) Not applicable.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
14	Code of Business Conduct and Ethics, amended and restated on February 8, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

By:	/s/ MICHAEL G. MOORE
Michael G. Moore
Vice President and Chief Financial Officer

Date: February 14, 2006